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                                                                      EXHIBIT 21


                                  EXHIBIT 21

                      Upon consummation of the offering,
                     the subsidiaries of the Company will
                                be as follows:

                    SUBSIDIARIES OF PETROGLYPH ENERGY, INC.
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                      Petroglyph Operating Company, Inc.,
                             a Kansas corporation

                                 PGP II, L.P.,
                        a Delaware limited partnership

                       Spanish Peaks Gathering, L.L.C.,
                     a Colorado limited liability company

                           Petroglyph Energy, Inc.,
                             a Kansas corporation

                        Petroglyph Gas Partners, L.P.,
                        a Delaware limited partnership